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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 19, 2001

                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)

           TEXAS                        1-10307               74-0704500
(State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                    Identification No.)


             ONE IMPERIAL SQUARE
                 P.O. BOX 9
             SUGAR LAND, TEXAS                         77487
    (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code: (281) 491-9181





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ITEM 5. OTHER EVENTS.

        On January 16, 2001, Imperial Sugar Company (the "Company") obtained approval from the U.S. Bankruptcy Court in Delaware regarding various motions it filed in connection with its chapter 11 bankruptcy petition. The Company entered into a debtor-in-possession financing agreement and received interim authority from the Bankruptcy Court to utilize up to $30 million of such agreement. Additionally, the Company and the purchaser amended the $110 million revolving receivable purchase agreement.

        On January 17, 2001, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits

        4.1 Post Petition Credit Agreement dated as of January 16, 2001 among Imperial Sugar Company, as borrower, certain Guarantors of the Company named herein, the Several Lenders from time to time Parties thereto, and Harris Trust and Savings Bank, as collateral agent and as administrative agent.

        4.2 Amendment No. 1 to the Company's Purchase and Contribution Agreement dated January 16, 2001.

        4.3 Amendment No. 3 to the Company's Receivable Purchase Agreement dated January 16, 2001.

        99.1    Press Release dated January 17, 2001.





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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMPERIAL SUGAR COMPANY


Date: January 23, 2001                  By:  /s/ Mark Q. Huggins
                                             ---------------------------------
                                             Name: Mark Q. Huggins
                                             Its:  Managing Director and
                                                   Chief Financial Officer